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                                 Exhibit (j)(2)

                            Consent of Ropes & Gray.

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                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" and "Experts" included in or made a part of Post-Effective Amendment No. 50 to the Registration Statement of the One Group(R) Mutual Funds (Nos. 2-95973 and 811-4236) on Form N-1A under the Securities Act of 1933, as amended.

                                                              /s/ ROPES & GRAY
                                                              ROPES & GRAY

Washington, D.C.
August 23, 1999